Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Granite Ridge Resources, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

CALCULATION OF REGISTRATION FEE

	Security Type	Security Class Title	Fee Calculation Rule	Amount Being Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees To Be Paid	Equity	common stock, $0.0001 par value per share	457(f)(1)	2,587,493(1)(2)	$5.265(3)	$13,623,150.65	0.0001102	$1,501.27
	Equity	warrants to purchase common stock	Other	10,349,975(4)	N/A	N/A	N/A	—(5)
Fees Previously Paid	—	—	—	—	—	—		—
				Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—
				Total Offering Amounts		$13,623,150.65		$1,501.27
				Total Fees Previously Paid				—
				Total Fee Offsets				—
				Net Fee Due				$1,501.27

(1)

Represents the maximum number of common stock, par value $0.0001 per share (“Common Stock”) of the Registrant that may be issued directly to holders of the Registrant’s warrants who tender their respective warrants.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

Pursuant to Rules 457(f) and 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $5.265 per share, which is the average of the high and low prices of shares of Granite Ridge common stock on May 12, 2023 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission) on the New York Stock Exchange.

(4)	Represents the maximum number of warrants that may be exchanged pursuant to this Registration Statement in connection with the exchange offer.

(5)

In accordance with Rule 457(g) under the Securities Act, the entire registration fee for the warrants is allocated to the shares of Common Stock underlying the warrants, and no separate fee is payable for the warrants.